UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2008 (October 1, 2008)

MEDIALINK WORLDWIDE INCORPORATED
(Exact name of registrant as specified in its charter)

DELAWARE	0-21989	52-1481284
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

708 THIRD AVENUE, NEW YORK, NY		10017
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 682-8300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 1, 2008, pursuant to an Agreement (the “Agreement”) entered into by and among Medialink UK Limited (“Medialink UK”), World Television Group plc (“World”), and Medialink Worldwide Incorporated (the “Company”), Medialink UK sold its client list to World. Under the terms of the Agreement, the Company will receive from World a percentage of the gross profit derived from the clients included on the client list for a period of eighteen months.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired

Not applicable.

(b) Pro forma financial information

Not applicable to smaller reporting companies.

(c) Shell company transactions

Not applicable.

(d) Exhibits

2.2 Agreement dated as of October 1, 2008, among Medialink UK Limited, World Television Group plc, and Medialink Worldwide Incorporated.

99.1 Press release of the Company dated October 1, 2008, entitled “Medialink Finalizes Sale of UK-Based Media Communications Services Business Client List.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medialink Worldwide Incorporated
Registrant

Date: October 7, 2008	By:	/s/ Kenneth Torosian
Kenneth Torosian Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.2	Agreement dated as of October 1, 2008, among Medialink UK Limited, World Television Group plc, and Medialink Worldwide Incorporated.
99.1	Press release of the Company dated October 1, 2008, entitled “Medialink Finalizes Sale of UK-Based Media Communications Services Business Client List.”